UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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OPIANT PHARMACEUTICALS, INC.
(Name of Registrant as Specified in its Charter)
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i

Opiant Pharmaceuticals, Inc.
201 Santa Monica Boulevard, 5th Floor Santa Monica, California 90401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2019

To the Stockholders of Opiant Pharmaceuticals, Inc.,
You are cordially invited to attend the 2019 annual meeting (the “Annual Meeting”) of stockholders of Opiant Pharmaceuticals, Inc. (“Opiant”, the “Company”, “our”, “we” or “us”) to be held at 201 Santa Monica Blvd., 5th Floor, Santa Monica, CA 90401 on June 12, 2019 at 9 a.m. (PDT). At the Annual Meeting, you will be asked to consider and take action with respect to the following matters which are more fully described in the proxy statement that is attached to this notice:

1.	To elect two Class II directors to serve until the 2022 Annual Meeting or until their respective successors are elected and qualified.

2.	To ratify the appointment of MaloneBailey, LLP as the Company’s independent auditors to audit the Company’s financial statements for the fiscal year ending December 31, 2019.

3.	To hold an advisory vote to approve the compensation of our named executive officers.

4.	To determine, on an advisory basis, the frequency with which the stockholders of the Company shall have an advisory vote on executive compensation.

5.	To consider and act upon any other business as may properly come before the Annual Meeting or any adjournments thereof.
Our Board of Directors has fixed the close of business on April 15, 2019 as the “Record Date” for determining the stockholders that are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. A list of stockholders entitled to vote at the meeting will be available for examination for a period of ten days before the meeting in person at our corporate offices in Santa Monica, California, and also at the meeting. Stockholders may examine the list for purposes related to the meeting.
This proxy statement and our Annual Report on Form 10-K can be assessed directly at the following internet address: www.astproxyportal.com/ast/21992/. You will be asked to enter the control number on your proxy card.
It is important that your shares are represented and voted at the Annual Meeting. You can vote your shares by completing, signing, dating, and returning your completed proxy card or vote by mail or by phone by following the instructions included in the proxy statement. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.
You may attend the Annual Meeting and vote in person even if you have previously voted by proxy in one of the ways listed above. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors

/s/ Dr. Roger Crystal
Dr. Roger Crystal
Chief Executive Officer and Director
April 18, 2019

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY VOTE YOUR PROXY BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. IF YOU HOLD YOUR SHARES OF COMMON STOCK IN “STREET NAME” THROUGH A BROKER, TRUSTEE OR OTHER NOMINEE, YOU MUST VOTE IN ACCORDANCE WITH THE VOTING INSTRUCTIONS PROVIDED TO YOU BY SUCH BROKER, TRUSTEE OR OTHER NOMINEE.

TABLE OF CONTENTS

Page Number
INFORMATION CONCERNING SOLICITATION AND VOTING	1
General	1
Proxy Materials	1
QUESTIONS AND ANSWERS REGARDING OUR ANNUAL MEETING	2
What proposals will be voted on at the Annual Meeting?	2
What is Opiant’s voting recommendation?	2
What happens if additional proposals are presented at the Annual Meeting?	2
Who can vote at the Annual Meeting?	2
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	2
How many votes does Opiant need to hold the Annual Meeting?	3
What is the voting requirement to approve each of the proposals?	3
Who counts the votes?	3
What happens if I do not cast a vote?	3
How can I vote my shares in person at the Annual Meeting?	4
How can I vote my shares in advance?	4
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?	4
How can I change or revoke my vote?	4
Where can I find the voting results of the Annual Meeting?	5
Who are the proxies and what do they do?	5
How are proxies solicited for the Annual Meeting?	5
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional set of proxy materials?	5
What should I do if I receive more than one set of proxy materials?	5
Is my vote confidential?	5
What is the deadline to propose actions for consideration at the 2019 Annual Meeting of stockholders or to nominate individuals to serve as directors at that Annual Meeting?	5
Who can help answer your questions?	6
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	7
Nominee Director	7
Continuing Directors	8
Director Independence	10
Board of Directors	10
Board Leadership Structure	10
Board Committees	10
Audit Committee	10
Compensation Committee	11
Nominating and Corporate Governance Committee	11
Stockholder Recommendations and Nominations of Director Candidates	12
Stockholder Proposals	12
Communications with the Board of Directors	13
Role in Risk Oversight	13
Code of Business Conduct and Ethics	13
Legal Proceedings	13
Compensation Committee Interlocks and Insider Participation	14
Non-Employee Director Compensation	14
PROPOSAL NO. 1 ELECTION OF DIRECTORS	17
Nominees	17
Required Vote and Board Recommendation	17

OPIANT PHARMACEUTICALS, INC.

PROXY STATEMENT
FOR 2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 9:00 a.m. PACIFIC TIME ON WEDNESDAY, JUNE 12, 2019

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Our Board of Directors (the "Board" or the "Board of Directors") is soliciting proxies for the 2019 Annual Meeting of Stockholders of Opiant Pharmaceuticals, Inc. ("Opiant" or the "Company"), and any postponements, adjournments or continuations thereof (the "Annual Meeting"). The Annual Meeting will be held at our principal executive office located at 201 Santa Monica Boulevard, Santa Monica, CA 90401 on Wednesday, June 12, 2019, at 9:00 a.m., Pacific Time, and our telephone number at this address is (310) 598-5410. This proxy statement, the accompanying form of proxy card and our 2018 Report on Form 10-K are first being mailed on or about May 1, 2019 to all stockholders entitled to vote at the Annual Meeting.

The information provided in the "question and answer" format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

Proxy Materials

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about May 1, 2019 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.

QUESTIONS AND ANSWERS REGARDING OUR ANNUAL MEETING

Although we encourage you to read this proxy statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you may have about the Annual Meeting or this proxy statement.
Q: What proposals will be voted on at the Annual Meeting?
A: There are four proposals scheduled to be voted on at the Annual Meeting:

•To elect two Class II nominees for director, as set forth in this proxy statement;

•	To ratify the appointment of MaloneBailey LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

•	To hold advisory vote to approve the compensation of our named executive officers; and

•	To determine, on an advisory basis, the frequency with which the stockholders of the Company shall have an advisory vote on executive compensation.

Q: What is Opiant’s voting recommendation?
A: Our Board of Directors unanimously recommends that you vote your shares “FOR” the Class II nominees to our Board of Directors, “FOR” ratification of the appointment of MaloneBailey LLP as our independent registered public accounting firm, “FOR” the advisory approval of the compensation of our named executive officers, and “EVERY THREE YEARS” as the frequency with which the stockholders are provided an advisory vote on executive compensation, as disclosed pursuant to Item 402 of Regulation S-K.
Q: What happens if additional proposals are presented at the Annual Meeting?
A: Other than the four proposals described in this proxy statement, Opiant does not expect any additional matters to be presented for a vote at the Annual Meeting. If you are a stockholder of record and grant a proxy, the persons named as proxy holders, Dr. Roger Crystal and David O’Toole, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason either or both of Opiant’s Class II nominees are not available as candidate(s) for director, the persons named as proxy holders will vote your proxy for such other candidate(s), as may be nominated by our Board of Directors.
Q: Who can vote at the Annual Meeting?
A: Our Board of Directors has set April 15, 2019 as the record date for the Annual Meeting. All stockholders who own Common Stock at the close of business on April 15, 2019 may attend and vote at the Annual Meeting. For each share of common stock held as of the record date, the stockholder is entitled to one vote on each proposal to be voted on. Stockholders do not have the right to cumulative voting. As of April 15, 2019, 3,9825,361 shares of our common stock were outstanding, all of which are entitled to vote at the meeting. Shares held as of the record date include shares that you hold directly in your name as the stockholder of record and those shares held by a beneficial owner through a broker, bank or other nominee for you as a beneficial owner.
Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A: Most stockholders of Opiant hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record
If your shares are registered directly in your name with Opiant’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares and the proxy materials has been sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to Opiant or to vote in person at the Annual Meeting.
Beneficial Owners / Street Name Stockholders
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” In such instances, your broker, bank or other nominee is considered, with respect to those shares, the stockholder of record and they will have forwarded the proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request a “legal proxy” from the broker, bank or other nominee who holds your shares, giving you the right to vote the shares at the Annual Meeting. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders” or “beneficial owners”.

Q: How many votes does Opiant need to hold the Annual Meeting?
A: The holders of a majority of Opiant’s issued and outstanding shares, and entitled to vote, as of the record date must be present in person or represented at the Annual Meeting by proxy in order for Opiant to hold the meeting and conduct business. This is called a quorum. Both abstentions and broker “non-votes” are counted as present for the purpose of determining the presence of a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
Shares are counted also as present at the meeting if you:
•are present and vote in person at the meeting; or
•have properly submitted a proxy card or voting instruction form or voted via the Internet or by telephone
Q: What is the voting requirement to approve each of the proposals?
A: Proposal One — Directors are elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. “Plurality” means that the nominees who receive the largest number of votes cast “For” are elected as directors. As a result, any shares not voted “For” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. Votes of “WITHHOLD” and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality. Abstentions will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.
You may vote either “FOR” or “WITHHOLD” on the two Class II nominees for election as director. The individuals receiving the highest number of “FOR” votes at the Annual Meeting will, therefore, be elected as the Class II nominees.
Proposal Two —The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to ratify the appointment of MaloneBailey LLP as the Company’s independent registered public accounting firm. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal Two. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. As this is a routine matter, broker non-votes will not occur with respect to this proposal.
Proposal Three —The advisory vote to approve the compensation of our named executive officers requires the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal Three. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on the proposal.
Proposal Four —The option of three years, two years or one year that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on the compensation of our named executive officers that has been selected by stockholders. Abstentions and broker non-votes will not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on the proposal.
Q: Who counts the votes?
A: Votes cast by proxy or in person at the Annual Meeting will be tabulated and certificated by the inspector of elections who will also determine whether or not a quorum is present. A representative of American Stock Transfer & Trust Company, LLC will serve as the inspector of elections.
Q: What happens if I do not cast a vote?
A: Stockholders of record — If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the proposals at the Annual Meeting. However, if you submit a signed proxy card with no further instructions, the shares represented by that proxy card will be voted as recommended by our Board of Directors.
Beneficial owners —If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal One), advisory vote on the compensation of our named executive officers (Proposal Three), or the advisory vote on the frequency of the vote on executive compensation (Proposal Four), because if you do not indicate how you want to vote your shares voted on such proposals, your bank, broker or other nominee is not allowed to vote those shares on your behalf on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote for these proposals, no votes will be cast on your behalf. Your bank, broker or other nominee will continue to have discretion to vote any uninstructed shares on the ratification of the appointment of MaloneBailey LLP as our independent registered public accounting firm (Proposal Two).

Q: How can I vote my shares in person at the Annual Meeting?
A: Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote in person, please bring your proxy card or proof of identification to the Annual Meeting. Even if you plan to attend the Annual Meeting, Opiant recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. If you hold your shares in street name, you must request and receive in advance of the Annual Meeting a legal proxy from your broker, bank or other nominee in order to vote in person at the Annual Meeting.
Please note that seating is limited and we ask that you please allow ample time for check-in. Seating will begin at 8:00 a.m. and the Annual Meeting will begin at 9:00 a.m. Please note that large bags and packages will not be allowed at the Annual Meeting. Persons will be subject to search.
Q: How can I vote my shares in advance?
A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy; please refer to the voting instructions in the Proxy Materials or below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other nominee; please refer to the voting instructions provided to you by your broker, bank or other nominee.
Internet —Stockholders of record with Internet access may submit proxies until 11:59 p.m., Eastern Time, on June 11, 2019, by following the instructions on your proxy cards or at www.voteproxy.com. Most of our stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, banks or other nominees (have your proxy card in hand when you visit the website). Your proxy card or voting instructions form you complete and return will provide instructions for stockholders whose bank or brokerage firm is participating in electronic voting.
Telephone —You will be eligible to submit your vote by telephone until 11:59 p.m., Eastern Time, on June 11, 2019, at 888-776-9962 or 718-921-8562 (have your proxy card in hand when you call).
Mail —You may indicate your vote by completing, signing and dating the proxy card or voting instruction form where indicated and by returning it in the prepaid envelope that will be provided (if you received printed proxy materials). Your vote must be received by 11:59 p.m., Eastern Time, on June 11, 2019.
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
Q: How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
A: Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our one “routine” matter: the proposal to ratify the appointment of MaloneBailey LLP as our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors, the advisory vote on executive compensation or the advisory vote on the frequency of the advisory vote on executive compensation, which are“non-routine” matters, absent direction from you.
Q: How can I change or revoke my vote?
A: Subject to any rules your broker, bank or other nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.
Stockholders of record —If you are a stockholder of record, you may change your vote by (1) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or should be sent so as to be delivered to our principal executive office, 201 Santa Monica Boulevard, Santa Monica, CA 90401, Attention: Corporate Secretary.
Beneficial owners —If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, bank or other nominee, or (2) if you have obtained, from the broker, bank or other nominee who holds your shares, a legal proxy giving you the right to vote the shares, by attending the Annual Meeting and voting in person. Your broker, bank or other nominee can provide you with instructions on how to change your vote.
In addition, a stockholder of record or a beneficial owner who has voted via the Internet or by telephone may also change his, her or its vote by making a timely and valid Internet or telephone vote no later than 11:59 p.m., Eastern Time, on June 11, 2019.

Q: Where can I find the voting results of the Annual Meeting?
A: We will announce the preliminary voting results at the Annual Meeting. We will report the final results in a current report on Form 8-K filed with the SEC within four business days after the date of the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
Q: Who are the proxies and what do they do?
A: Our Board of Directors designated the two persons named as proxies on the proxy card, Dr. Roger Crystal and David O’Toole. When you, as stockholder of record, provide voting instructions in the proxy card, the named proxies will cause their votes in accordance with the instructions as indicated on the proxy card. If you are a stockholder of record and submit a signed proxy card, but do not indicate your voting instructions, the named proxies will vote as recommended by our Board of Directors for ratification of the appointment of MaloneBailey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. If you do not give instructions to your bank or broker, it may vote on matters that are deemed to be “routine,” but will not be permitted to vote the shares with respect to “non-routine” items. Under the Nasdaq rules, the ratification of the independent registered public accounting firm is a routine matter, while the election of directors, approval of the compensation of named executive officers, and the advisory vote on the frequency of the advisory vote on executive compensation are non-routine matters. If a matter not described in this proxy statement is properly presented at the Annual Meeting, the named proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the named proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Q: How are proxies solicited for the Annual Meeting?
A: Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We have engaged D.F. King, at a cost of approximately $7,000, for proxy solicitation services related to the Annual Meeting. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
Q: I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional set of the proxy materials?
A: We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of, our proxy materials, such stockholder may our Investor Relations department (i) by mail at 201 Santa Monica Boulevard, Santa Monica, CA 90401, (ii) by calling us at (310) 598-5410, or (iii) by sending an email to investor.relations@opiant.com, attn.: David O’Toole.

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

Q: What should I do if I receive more than one set of proxy materials?
A: If you receive more than one set of proxy materials, it is because your shares are registered in more than one name or brokerage account. Please follow the voting instructions on each proxy card or voting instruction form you receive to ensure that all of your shares are voted.
Q: Is my vote confidential?
A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Opiant or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board of Directors. Occasionally, stockholders provide written comments on their proxy cards, which are then forwarded to Opiant’s management.
Q: What is the deadline to propose actions for consideration at the 2020 Annual Meeting of stockholders or to nominate individuals to serve as directors at that Annual Meeting?
A: Our stockholders may submit proposals that they believe should be voted upon at our next year’s Annual Meeting in 2020 or nominate persons for election to our Board of Directors at that meeting (See “Stockholder Recommendations and Nominations of Director Candidates and Other Stockholder Proposals”).

WHO CAN HELP ANSWER YOUR QUESTIONS?
If you have any questions or need assistance in voting your shares, you may seek answers to your questions by writing, calling, or emailing us at:

Opiant Pharmaceuticals, Inc. Attention: David O'Toole
201 Santa Monica Blvd., 5th Floor Santa Monica, California 90401
Telephone: (310) 598-5410
info@opiant.com

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board of Directors, which is currently composed of seven members. Five of our directors are independent within the meaning of the independent director requirements of The Nasdaq Capital Market, or Nasdaq. Our Board of Directors is divided into three classes with staggered three-year terms. At each Annual Meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

The following table sets forth the names and ages as of March 31, 2019 and certain other information for each of the directors:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Director with Term Expiring at the Annual Meeting/Nominee
Dr. Roger Crystal	II	42	Chief Executive Officer and Director	9/23/2009	2019	2022
Ann MacDougall (2)(3)	II	65	Director	5/5/2016	2019	2022

Continuing Directors
Dr. Michael Sinclair	I	76	Director	11/29/2010	2021	—
Richard Daly (1)(2)	I	57	Director	6/12/2018	2021	—
Craig Collard (1)(3)	I	53	Director	10/29/2018	2021	—
Thomas T. Thomas (1)(2)	III	62	Director	11/4/2016	2020	—
Dr. Gabrielle Silver (3)(4)	III	45	Lead Independent Director	5/5/2016	2020	—

(1) Member of our audit committee
(2) Member of our compensation committee
(3) Member of our nominating and corporate governance committee
(4) Lead Independent Director
Nominee Director
Ms. Ann MacDougall, 65, has been a director of the Company since May 5, 2016 and has been the Chair of the Company’s Compensation Committee and a member of the Nominating and Corporate Governance Committee since January 29, 2017. She served on the Audit Committee from January 29, 2017 until October 29, 2017. Ms. MacDougall has extensive US and global experience spanning both operating and legal roles for both private and non-profit organizations. Until recently, she has served as President of Encore.org, a national organization building a movement for individuals developing second careers in public or non-profit service. From 2007 to December 2013, Ms. MacDougall was Chief Operating Officer of Acumen, an investment fund focused on goods and services for low-income customers. Prior to Acumen, she had a long career managing legal matters at PricewaterhouseCoopers, including as General Counsel in the U.S. and Deputy General Counsel based in Paris. Ms. MacDougall earned her B.A. at Tufts University and her J.D. at Brooklyn Law School.

Ms. MacDougall’s qualifications to serve on the Board include her financial, legal and management experience and her prior experience on a range of boards and their committees.
Dr. Roger Crystal, 42, has been the Chief Executive Officer and a director of the Company since September 23, 2009. Dr. Crystal is a pioneer in the development of intranasal naloxone treatments for opioid overdose. He led the Company’s development of nasal naloxone for opioid overdose, which led to U.S. Food and Drug Administration (“FDA”) approval, and is the lead inventor on the product’s patents. He is leading the Company's efforts for OPNT003, nasal nalmefene for opioid overdose, including being the Principal Investigator for the $7.4 million NIH grant. He has several years’ experience as a clinician, and began his career as an ENT surgeon at Imperial College Healthcare, London. He holds degrees in Medicine and Physiology from the University of Birmingham. He was also awarded Membership of The Royal College of Surgeons of England. He was an Honorary Research Fellow at University College London and has authored of a number of peer-reviewed scientific articles. While completing an MBA at London Business School, he worked for Goldman Sachs in mergers and acquisitions and then consulted for A.T. Kearney specializing in healthcare strategy management until 2010. He served on the Global Business Development Product Acquisition and Licensing team at GE Healthcare where he was responsible for evaluating acquisitions, licensing and partnering deals until 2014. Most recently he served as Chief Business Officer for ImaginAb, a Los Angeles based venture capital backed biotechnology company, developing immuno-

oncology imaging agents. In this capacity, he led the company’s turnaround, to establish the strategy for the development of its immune-imaging platform and managed its partnerships, pharmaceutical company engagements and licensing deals.
Dr. Crystal is frequently featured in the media, including national TV appearances on CNN and FOX as an addiction expert. He has also testified at The White House, advising the President’s Commission on Combating Drug Addiction and the Opioid Crisis. He has presented at several academic and industry conferences, including The National Academies of Science

Dr. Crystal’s qualifications to serve on the Board include his experience as a physician and deep expertise in healthcare and drug development from the perspective as a clinician and business leader; his knowledge of the healthcare industry; and his operational, managerial and strategic expertise relating to early stage biopharma companies.
Continuing Directors

Dr. Gabrielle Silver, 45, has been a director of the Company since May 5, 2016, has been the Chair of the Company’s Nominating and Corporate Governance Committee since January 29, 2017 and was a member of the Company’s Compensation Committee from May 26, 2017 until October 27, 2018. Dr. Silver became the Lead Independent Director in September of 2018. Dr. Silver has extensive experience managing the growth and profitability of healthcare services, pharmaceuticals and diagnostics businesses. Since January 2019, Dr. Silver has been the Chief Executive of CHS Healthcare, the leading independent provider of hospital discharge services and continuing healthcare in the UK. From November 2017 to January 2019, Dr. Silver was the General Manager and Specialty Operations Director for McKesson UK. She has also served as a partner at Brunswick Group, an advisory firm specializing in critical issues and corporate relations, where she is co-led the firm’s global pharmaceutical and healthcare offering. Since September 2015, Dr. Silver has served as an associate non-executive director of The Royal National Orthopaedic Hospital in London, England. From October 2013 to October 2015, she was an executive at GE Healthcare’s Operating Room Solutions business, a new division at GE Healthcare. From September 2010 to October 2013, she was Global Head of Neuroscience/General Medicine Strategic Marketing at GE. In this role, she developed the disease-focused growth strategy across the diagnostics and imaging portfolio. Earlier in her career, Dr. Silver was the director of the CNS Franchise of Eisai Ltd., UK for which she was responsible for growth and profitability of key brands in the UK including Aricept® and Zonegran®. Prior to her tenure at Eisai, she was Therapeutic Area Director of Neuroscience at Bristol-Myers Squibb UK. Dr. Silver received her Bachelor of Science from the University of Bristol and her Bachelor of Medicine and Bachelor of Surgery from the University of London. She is also a Fellow of the Faculty of Pharmaceutical Medicine in the UK.

Dr. Silver’s qualifications to serve on the Board include her healthcare, financial and management experience.

Mr. Thomas T. Thomas, 62, has been a director of the Company since November 4, 2016 and has been a member of the Company’s Audit Committee and Compensation Committee since January 29, 2017. Mr. Thomas has over 25 years of financial experience in biotechnology, packaged goods, financial services and non- profit organizations. Since 2011, Mr. Thomas has been self-employed providing financial, investment and risk management consulting services to a variety of technology, beverage and food and biotechnology companies. In 2009, Mr. Thomas joined the Stupski Foundation (“Stupski”), a foundation focused on transforming the public education system, as its chief financial officer. In 2010, Mr. Thomas was promoted to chief operating officer and served as Stupski’s interim chief executive officer before leaving Stupski in late 2010 to pursue consulting opportunities. Prior to joining Stupski, Mr. Thomas spent 12 years at Genentech, Inc. (“Genentech”), a biopharmaceutical company, in various financial roles, ultimately serving as the company’s corporate treasurer from 2001 to 2006. His executive responsibilities at Genentech included treasury operations, cash and investment management, corporate finance, global procurement, enterprise risk management, business continuity and real estate finance and administration. From 1990 to 1994, Mr. Thomas was a manager of financial strategy with Del Monte Foods and he began his career in 1988 at GE Capital Corporation (“GE”) as an analyst in GE’s corporate finance group, which focused on leveraged buyouts and bankruptcy financing. Mr. Thomas currently serves on the board of trustees of the Cancer Prevention Institute of California and has previously served on the boards of the San Francisco Security Analysts and Hospitality House. He is also a mentor in the Ivy Exec Mentorship Network. Mr. Thomas is a Chartered Financial Analyst and received his Master of Business Administration from the University of Cincinnati, where he was a Graduate Fellow, and a Bachelor of Music from the University of Cincinnati’s College-Conservatory of Music.

Mr. Thomas’s qualifications to serve on the Board include his financial, investment and management experience, including his experience with other pharmaceutical companies.
Dr. Michael Sinclair, 76, was the Executive Chairman of the Company from November 29, 2010 to December 31, 2017. Effective December 31, 2017, Dr. Sinclair resigned as Executive Chairman and as an employee of the Company, but remains a director. Dr. Sinclair has developed and managed healthcare companies for over forty years. As a physician specializing in psychiatry, he began his medical career at Middlesex Hospital in London in 1967.His transition to business came when he founded and acted as Chief Executive of Nestor PLC in 1971. His tenure as CEO of Nestor resulted in a compound annual IRR of 38% over an 8-year period for its shareholders. He acted as President (International) of INA Healthcare Group (subsequently CIGNA) and its Hospital Affiliates Inc. subsidiary between 1979 and 1982. As Executive Chairman of Lifetime Corporation, which he founded, he was instrumental in growing its KQC subsidiary from one office in Nashville to a business with a turnover of $1 billion between 1982 and 1993. In 1994, he founded U.S.-based Atlantic Medical Management LLP, which managed the New York based healthcare venture fund, Atlantic Medical Capital LP, where he served as Chairman until 2001. Dr. Sinclair has served as Executive Chairman and Chief Executive Officer of Advanced Oncotherapy, PLC, since 2000. He is currently only Executive Chairman of Advance Oncotherapy, PLC. Dr. Sinclair also has served on the Board of Overseers (emeritus) of the Tufts University School of Medicine since 1993.

Dr. Sinclair’s qualifications to serve on the Board include his medical and management experience.

Richard J. Daly, 57, has been a director of the Company since June 12, 2018 and has been a member of the Company's Audit Committee and Compensation Committee since June 12 , 2018 and October 27, 2018, respectively. Since August of 2018, Mr. Daly has served as the Chief Operating Officer of BeyondSpring Pharmaceuticals, an emerging biotech company focused in oncology. From February 2016 to July 2018 Mr. Daly served as Chairman and CEO of Neuralstem, Inc., an emerging biotechnology company with clinical programs in CNS disorders. Until October 2014, Mr. Daly served as President of AstraZeneca US Diabetes, where he and his team successfully transformed the $1.2 billion business from the poorest performing diabetes portfolio in the US market to the fastest growing in less than 12 months. From 2011 through 2013, Mr. Daly served as a Co-Founder of, and an investor in, Sagepath Partners, a company providing the pharmaceutical industry with outsourced commercial services. From 2008 to 2011, Mr. Daly was employed by Takeda N.A., the North American subsidiary of Takeda Pharmaceuticals where he and his team led the geographic expansion of the commercial business across North and South America. From 2006 to 2008, Mr. Daly served as the Vice President, Commercial Strategy for TAP Pharmaceuticals, a joint venture between Takeda Pharmaceuticals and Abbott Labs. Mr. Daly currently serves on the board of Catalyst Pharmaceuticals. Mr. Daly received his bachelor of science degree in microbiology from the University of Notre Dame in 1983 and his MBA from the Kellogg School of Management, Northwestern University in 1998.

Mr. Daly’s qualifications to serve on the Board include his management, operational, commercialization and financial experience, including with other pharmaceutical companies.

Craig A. Collard, 53, has been a director of the Company since October 27, 2018 and has been a member of the Company’s Audit Committee and Nominating and Corporate Governance Committee since October 27, 2018. Mr. Collard has served as the Chief Executive Officer of Veloxis Pharmaceutics, Inc., or Veloxis, since December 2015. Prior to joining Veloxis, he served as the Chief Executive Officer and the Chairman of the Board of Directors Cornerstone Therapeutics, Inc., or Cornerstone, until February 2014, when Cornerstone was purchased by Chiesi Pharmaceuticals, Inc. Mr. Collard also served as Cornerstone’s Interim Chief Financial Officer from July 2010 through January 2011 and its President from October 2008 to September 2011. In March 2004, Mr. Collard founded Cornerstone BioPharma Holdings, Ltd. (the assets and operations of which were restructured as Cornerstone BioPharma in May 2005), and served as its President and Chief Executive Officer and a director from March 2004 to October 2008. Before founding Cornerstone BioPharma, Mr. Collard’s principal occupation was serving as President and Chief Executive Officer of Carolina Pharmaceuticals, Inc., a specialty pharmaceutical company he founded in May 2003. From August 2002 to February 2003, Mr. Collard served as Vice President of Sales for Verum Pharmaceuticals, Inc., a specialty pharmaceutical company in Research Triangle Park, North Carolina. From 1998 to 2002, Mr. Collard worked as Director of National Accounts at DJ Pharma, Inc., a specialty pharmaceutical company which was eventually purchased by Biovail Pharmaceuticals, Inc., or Biovail. His pharmaceutical career began in 1992 as a field sales representative at Dura Pharmaceuticals, Inc., or Dura. He was later promoted to several other sales and marketing positions within Dura. Mr. Collard is a member of the Board of Directors of Biomark Pharmaceuticals, Inc., a biopharmaceutical company in Durham, North Carolina, Hilltop Home Foundation, a Raleigh, North Carolina, non-profit corporation, as well as the Triangle Chapter of the Cystic Fibrosis Foundation. Mr. Collard holds a B.S. in Engineering from the Southern College of Technology (now Southern Polytechnic State University) in Marietta, Georgia.

Mr. Collards’s qualifications to serve on the Board include his management, operational, commercialization and financial experience, including with other pharmaceutical companies.

Director Independence

Under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors.

Our Board of Directors has continually performed a review of its composition, the composition of its committees, and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors determined that Mr. Thomas, Ms. MacDougall, Dr. Silver, Mr. Daly and Mr. Collard have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent,” as that term is defined under the applicable rules and regulations of the Securities and Exchange Commission, and the listing requirements and rules of Nasdaq. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with the Company, any other transactional relationships a non-employee director may have with the Company, and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock held by each non-employee director and any of such director’s and our respective affiliates.
Board of Directors

Our Board of Directors may establish the authorized number of directors from time to time by resolution. The current authorized number of directors is seven. Our current directors, if elected, will continue to serve as directors until the annual meeting of stockholders in 2022 and until their successor has been elected and qualified, or until their earlier death, resignation, or removal.

Our Board of Directors held fourteen meetings during the year ended December 31, 2018. In addition, the Board of Directors acted once by unanimous written consent. No member of our Board of Directors who served as a director for the year ended December 31, 2018 attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board of Directors on which such director served (held during the period that such director served). Members of our Board of Directors are invited and encouraged to attend each annual meeting of stockholders.
Board Leadership Structure

Our Board of Directors has a Lead Independent Director, Dr. Silver, who has authority, among other things, to preside over Board of Directors meetings, and to call special meetings of the board. Accordingly, the Lead Independent Director has substantial ability to shape the work of our Board of Directors. We currently believe that separation of the roles of Lead Independent Director and Chief Executive Officer reinforces the leadership role of our Board of Directors in its oversight of the business and affairs of the Company. In addition, we currently believe that having a separate Lead Independent Director creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board of Directors to monitor whether management’s actions are in the best interests of the Company and its stockholders. However, no single leadership model is right for all companies and at all times. Our Board of Directors recognizes that depending on the circumstances, other leadership models, might be appropriate. As a result, our Board of Directors may periodically review its leadership structure.
Board Committees

Our Board of Directors has the authority to appoint committees to perform certain management and administration functions. Our Board of Directors has an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors. The inclusion of our website address in this prospectus does not incorporate by reference the information on or accessible through our website into this prospectus.
Audit Committee

Our audit committee consists of Thomas T. Thomas, Richard Daly and Craig Collard, each of whom satisfies the independence requirements under NASDAQ listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The chairperson of our audit committee is Mr. Thomas. Each member of our audit committee can read and understand fundamental financial statements in accordance with audit committee requirements. In arriving at this determination, our Board of Directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

Our audit committee oversees our corporate accounting and financial reporting process and assists our Board of Directors in oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor’s qualifications, independence and performance and our internal accounting and financial controls. Our audit committee is responsible for the appointment, compensation, retention and oversight of our independent auditors. Our Board of Directors has determined that Mr. Thomas is an audit committee financial expert, as defined by the rules promulgated by the Securities Exchange and Commission.

The charter of the audit committee is available on our website at www.opiant.com. The inclusion of our website address in this prospectus does not include or incorporate by reference into this prospectus the information on or accessible through our website. During the year ended December 31, 2018, our audit committee held nine meetings and did not act by written/electronic consent.

Compensation Committee

Our compensation committee consists of Ann MacDougall, Thomas T. Thomas and Richard Daly, each of whom our Board of Directors has determined to be independent under Nasdaq listing standards, a “nonemployee director” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director” as that term is defined in Section 162(m) of the Code. The chairperson of our compensation committee is Ms. MacDougall.

Our compensation committee oversees our compensation policies, plans and benefits programs and assists our Board of Directors in meeting its responsibilities with regard to oversight and determination of executive compensation. In addition, our compensation committee reviews and makes recommendations to our Board of Directors with respect to our major compensation plans, policies and programs and assesses whether our compensation structure establishes appropriate incentives for officers and employees.

The charter of the compensation committee is available on our website at www.opiant.com. The inclusion of our website address in this prospectus does not include or incorporate by reference into this prospectus the information on or accessible through our website. During the year ended December 31, 2018, our compensation committee held seven meetings and acted one time by written/electronic consent.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Dr. Gabrielle Silver, Ann MacDougall and Craig Collard each of whom our Board of Directors has determined to be independent under Nasdaq listing standards. The chairperson of our nominating and corporate governance committee is Dr. Silver.

Our nominating and corporate governance committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of the Board of Directors and its committees. In addition, our nominating and corporate governance committee is responsible for reviewing and making recommendations to our Board of Directors on matters concerning corporate governance and conflicts of interest.

The charter of the nominating and corporate governance committee is available on our website at www.opiant.com. The inclusion of our website address in this prospectus does not include or incorporate by reference into this prospectus the information on or accessible through our website. During the year ended December 31, 2018, our nominating and corporate governance committee held two meetings and did not act by written/electronic consent.

Stockholder Recommendations and Nominations of Director Candidates

The Nominating and Corporate Governance Committee will consider recommendations and nominations for candidates to the Board of Directors from stockholders, who are entitled to vote at the meeting and who comply with the procedures set forth under Section 2.17 of our Bylaws.

All nominations by stockholders must be made pursuant to a timely notice given in writing to the Corporate Secretary of Opiant. To be timely, a stockholder’s nomination for a director to be elected at our 2020 Annual Meeting must be received at the Opiant's principal executive offices not later than 90 days nor earlier than 120 days prior to the first anniversary of the date of our 2019 Annual Meeting, as first specified in our notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent). Each such notice shall set forth (i) as to the stockholder and the beneficial owner, if any, on whose behalf the nomination is being made, and any of their respective affiliates or associates or others acting in concert therewith (each, a “Nominating Person”), the name and address, as they appear on the corporation’s books, of the stockholder who intends to make the nomination , (ii) the class or series and number of shares of Opiant which are owned beneficially and of record by the stockholder and any other Nominating Person as of the date of the notice, and a representation that the stockholder will notify Opiant in writing within five (5) business days after the record date for voting at the meeting of the class or series and number of shares of Opiant owned beneficially and of record by the stockholder and any other Nominating Person as of the record date for voting at the meeting, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the nominee specified in the notice, and (iv) other potential information as provided under Section 2.17(b) of our Bylaws.

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2020 Annual Meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in Opiant’s proxy statement for the 2020 Annual Meeting, the written proposal must be received by Opiant’s Corporate Secretary at our principal executive offices by a stockholder who is a stockholder of record, entitled to vote at the meeting and has complied with the notice procedures. For any business to be properly brought before an annual meeting by a stockholder, it must be a proper matter for stockholder action under the Delaware General Corporation Law, and the stockholder must have given timely notice in writing to the Corporate Secretary of Opiant. To be timely, a stockholder’s notice shall be in writing and must be received at the Opiant’s principal executive offices not later than 90 days nor earlier than 120 days prior to the first anniversary of the date of the our 2019 Annual Meeting as first specified in the Opiant’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent).

As described in our Bylaws, the stockholder submission must include (i) certain specified information concerning the proposal, (ii) a brief description of the business desired to be brought before the annual meeting and the text of the proposal or business, including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of Opiant, the language of the proposed amendment, (iii) the name and address, as they appear on Opiant’s books, (iv) information as to the stockholder’s ownership of our common stock, and (v) other potential information as provided under Section 1.10 of our Bylaws. If a stockholder gives notice of such a proposal after the deadline computed in accordance of our Bylaws, the stockholder will not be permitted to present the proposal to our stockholders for a vote at the 2020 Annual Meeting.

 Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Copy of Bylaws

You may contact us at our principal executive offices for a copy of the relevant amended and restated bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Alternatively, a copy of our amended and restated bylaws is available on our corporate website at www.opiant.com in the Corporate Governance section of the Investor Relations page.

Delivery of Nominations, Recommendations and Proposals

Nominations, recommendations and/or proposals should be addressed and timely delivered to: Opiant Pharmaceuticals, Inc., Attention: Corporate Secretary, at 201 Santa Monica Boulevard, Santa Monica, CA 90401. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our 2020 proxy statement.

Communications with the Board of Directors

Stockholders wishing to communicate with our Board of Directors or with an individual member of our Board of Directors may do so by writing to our Board of Directors or to the particular member of our board of directors, and mailing the correspondence to our Corporate Secretary at Opiant Pharmaceuticals, Inc., 201 Santa Monica Boulevard, 5th Floor, Santa Monica, CA 90401. Our Corporate Secretary will review all incoming stockholder communications (excluding mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material), and if deemed appropriate, the stockholder communications will be forwarded to the appropriate member or members of our Board of Directors, or if none is specified, to the Lead Independent Director of our Board of Directors. This procedure does not apply to stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Role in Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of business objectives, including organizational and strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of our Board of Directors in setting our business strategy is a key part of its assessment of management’s plans for risk management and its determination of what constitutes an appropriate level of risk for the Company. The participation of our Board of Directors in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks.

While our Board of Directors has the ultimate responsibility for the risk management process, senior management and various committees of our Board of Directors also have responsibility for certain areas of risk management.

Our senior management team is responsible for day-to-day risk management and regularly reports on risks to our full Board of Directors or a relevant committee. Our finance and regulatory personnel serve as the primary monitoring and evaluation function for company-wide policies and procedures, and manage the day-today oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

Our audit committee focuses on monitoring and discussing our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. As appropriate, the audit committee provides reports to and receive direction from the full Board of Directors regarding our risk management policies and guidelines, as well as the audit committee’s risk oversight activities.

In addition, our compensation committee assesses our compensation policies to confirm that the compensation policies and practices do not encourage unnecessary risk taking. The compensation committee reviews and discusses the relationship between risk management policies and practices, corporate strategy and senior executive compensation and, when appropriate, report on the findings from the discussions to our board of directors. Our compensation committee intends to set performance metrics that will create incentives for our senior executives that encourage an appropriate level of risk-taking that is commensurate with our short-term and long-term strategies.
Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.capnia.com. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements. The inclusion of our website address in this prospectus does not incorporate by reference the information on or accessible through our website into this prospectus.
Legal Proceedings
To the best of the Company’s knowledge, none of the Company’s directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•
been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment in such civil action has not been reversed, suspended, or vacated;

•
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to (i) an alleged violation of any federal or state securities or commodities law or regulation, (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in the Company’s discussion under Related Party Transactions, none of the Company’s directors or executive officers has been involved in any transactions with the Company or any of the Company’s directors, executive officers, affiliates, or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.
Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has ever been an officer or employee of the Company. None of our executive officers serve, or have served during the last fiscal year, as a member of the compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving on our Board of Directors or on our compensation committee.
Non-Employee Director Compensation

Directors who are employees do not receive any additional compensation for their service on our Board of Directors. We reimburse our non-employee directors for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at Board of Directors and committee meetings. The following table sets forth information regarding compensation earned by our non-employee directors during the year ended December 31, 2018:

Name	Cash Compensation	Option Awards (1)	Other Compensation	Total
Ann MacDougall	$93,609	38,900	—	$132,509
Dr. Gabrielle Silver	$87,965	38,900	—	$126,865
Thomas T. Thomas	$94,304	38,900	—	$133,204
Richard Daly	$41,541	$77,800	—	$119,341
Craig Collard	$13,484	$88,600	—	$102,084
Dr. Michael Sinclair (2)	$140,024	—	—	$140,024

(1) The amounts in this column reflect the aggregate grant date fair value of each option award granted, computed in accordance with FASB ASC Topic 718. During the year ended December 31, 2018, there were no options awarded. The table below lists the aggregate number of shares and additional information with respect to the outstanding option awards held by each of our non-employee directors.

(2) Dr. Sinclair was Chairman of the Board until September of 2018.

Name	Equity Award Grant Date	Number of shares Subject to Outstanding Options as of December 31, 2018	Option Exercise Price	Option Expiration Date
Ann MacDougall (1)	5/17/2016	35,000	$10.00	5/16/2021
Ann MacDougall	6/13/2018	2,500	$15.56	6/11/2028
Dr. Gabrielle Silver (2)	5/17/2016	35,000	$10.00	5/16/2021
Dr. Gabrielle Silver	6/13/2018	2,500	$15.56	6/11/2028
Thomas T. Thomas (3)	11/4/2016	20,000	$10.00	11/3/2021
Thomas T. Thomas	6/13/2018	2,500	$15.56	6/11/2028
Richard Daly (4)	6/12/2018	5,000	$15.56	6/11/2028
Craig Collard (5)	10/29/2018	5,000	$17.72	10/28/2018

(1) Ms. McDougall joined our Board in May 2016

(2) Dr. Silver joined our Board in May 2016

(3) Mr. Thomas joined our Board in November 2016

(4) Mr. Daly joined our Board in June 2018

(5) Mr. Collard joined our Board in October 2018

Director Agreements
The Company is a party to separate director agreements, each dated as of May 17, 2016, with each of Dr. Gabrielle Silver and Ms. Ann MacDougall. Each director agreement provides for cash compensation equivalent to $40,000 per annum, paid in $10,000 installments after the end of each calendar quarter during which the director serves. Additionally, on May 13, 2016, under the director agreements and pursuant to separate stock option agreements, each director was granted 35,000 stock options to purchase the Company’s Common Stock, each option with a five year exercise period and exercisable on a cashless basis at $10.00 per share of Common Stock. Additionally, with respect to each director, the options vest as follows: (i) 11,667 options upon the uplisting of Company to The NASDAQ Stock Market; (ii) 11,667 options upon the cumulative funding of Company of or in excess of $5,000,000 by institutional investors starting from May 5, 2016; and (iii) 11,666 options upon the first submission of a New Drug Application (“NDA”) to the FDA for one of Company's products by Company itself or a Company licensee.
The Company is a party to a separate director agreement, dated as of November 4, 2016, with Mr. Thomas T. Thomas. The director agreement provides for cash compensation equivalent to $40,000 per annum, paid in $10,000 installments after the end of each calendar quarter during which Mr. Thomas serves. Additionally, on November 4, 2016, under the director agreement and pursuant to a separate stock option agreement, Mr. Thomas was granted 35,000 stock options to purchase the Company’s Common Stock, each option with a five year exercise period and exercisable on a cashless basis at $10.00 per share of Common Stock. Additionally, with respect to Mr. Thomas, the options vest as follows: (i) 11,667 options upon the uplisting of Company to The NASDAQ Stock Market; (ii) 11,667 options upon the cumulative funding of Company of or in excess of $5,000,000 by institutional investors starting from November 4, 2016; and (iii) 11,666 options upon the first submission of a NDA to the FDA for one of Company's products by Company itself or a Company licensee.
The Company is a party to a separate director agreement, dated as of June 12, 2018, with Mr. Richard Daly. The director agreement provides for cash compensation equivalent to $65,000 per annum, payable in installments after the end of each calendar quarter in which he serves as director, and pro-rated as applicable. In connection with his service on the Audit Committee, Mr. Daly will receive an additional $8,000 per annum, payable in installments after the end of each calendar quarter in which he serves on the Audit Committee and pro-rated as applicable. Additionally, pursuant to the director agreement, on June 12, 2018 the Board granted Mr. Daly options to purchase 5,000 shares of the Company’s common stock under the Company’s 2017 Long-Term Incentive Plan. A third of the options vest on each of the first, second and third anniversary of June 12, 2018.
The Company is a party to a separate director agreement, dated as of October 29, 2018, with Mr. Craig A. Collard. The director agreement provides for cash compensation equivalent to $65,000 per annum, payable in installments after the end of each calendar quarter in which he serves as director, and pro-rated as applicable. In connection with his service on the Audit Committee, Mr. Collard will receive an additional $8,000 per annum, payable in installments after the end of each calendar quarter in which he serves on the Audit Committee and pro-rated as applicable. In connection with his service on the Nominating and Corporate Governance Committee, Mr. Collard will receive an additional $4,000 per annum, payable in installments after the end of each calendar quarter in which he serves on the Nominating and Corporate Governance Committee and pro-rated as applicable. The.

Additionally, pursuant to the director agreement, on October 29, 2018 the Board granted Mr. Collard options to purchase 5,000 shares of the Company’s common stock under the Company’s 2017 Long-Term Incentive Plan. A third of the Options shall vest on each of the first, second and third anniversary of the October 29, 2018.
Updated Director Compensation
As of September 7, 2017, the Compensation Committee recommended and our Board of Directors approved a modification to the compensation plan for our non-employee directors pursuant to which each such director will, effective from September 7, 2017, receive an annual base cash retainer of $65,000 for such service, to be paid quarterly.
The policy also provides that we compensate certain members of our Board of Directors for service on our committees, effective from January 29, 2017, as follows:

• The chairperson of our audit committee will receive an annual cash retainer of $18,000 for such service and each other member of the audit committee will receive an annual cash retainer of $8,000 for such service, paid quarterly;
• The chairperson of our compensation committee will receive an annual cash retainer of $18,000 for such service and each other member of the compensation committee will receive an annual cash retainer of $8,000 for such service, paid quarterly; and

• The chairperson of our nominating and corporate governance committee will receive an annual cash retainer of $8,000 for such service and each other member of the nominating and corporate governance committee will receive an annual cash retainer of $4,000, paid quarterly.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board of Directors is currently composed of seven members. In accordance with our certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. At the Annual Meeting, two Class II directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of our directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in control of the Company.
Nominee
Our nominating and corporate governance committee has recommended, and our Board of Directors has approved, Ann MacDougall and Dr. Roger Crystal as nominees for election as Class II directors. If elected, Ms. MacDougall and Dr. Crystal will serve as a Class II directors until the 2022 Annual Meeting of stockholders; or until their respective successor is duly elected and qualified. The nominees are currently directors of the Company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the re-election of Ms. MacDougall and Dr. Crystal. We expect that Ms. MacDougall and Dr. Crystal will accept such nominations; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board of Directors to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.
Required Vote and Board Recommendation
The election of the two Class II directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION FOR THE DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT AS CLASS II DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board has appointed MaloneBailey, LLP as the independent registered public accounting firm to audit the consolidated financial statements of Opiant and its subsidiaries for the year ending December 31, 2019 and has recommended that such appointment be submitted to our stockholders for ratification. MaloneBailey, LLP has served as our independent auditors since 2013. Representatives from MaloneBailey, LLP are not expected to be present at the Annual Meeting and, as such, will not have an opportunity to make a statement or respond to appropriate questions from those attending the Annual Meeting.
Although stockholder ratification of the appointment of our independent auditor is not required by our Bylaws or otherwise, we are submitting the selection of MaloneBailey, LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If the stockholders fail to ratify the selection then our Board will reconsider whether to retain that firm.
Fees paid to the Independent Registered Public Accounting Firm

	Year ended December 31, 2018	Five months ended December 31, 2017	Year ended July 31, 2017
Audit Fees(1)	$96,500	$57,624	$56,000
Non Audit-Related Fees (2)	$49,000	$7,500	$1,500
Total	$145,500	$65,124	$57,500

(1)	MaloneBailey, LLP receives these fees for the audit of our financial statements and reviews of our financial statements included in our quarterly reports on Form 10-Q.

(2)	Includes fees for the issuance of consents and comfort letters.

Auditor Independence
During the year ended December 31, 2018, there were no other professional services provided by MaloneBailey, LLP that would have required our audit committee to consider their compatibility with maintaining the independence of MaloneBailey, LLP.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to MaloneBailey for the year ended December 31, 2018, the five month period ended December 31, 2017 and the fiscal year ended July 31, 2017 were pre-approved by our audit committee.
Required Vote and Board Recommendation
The affirmative vote of a majority of the voting power represented by shares of our Common Stock present at the Annual Meeting and entitled to vote is required for approval of the proposal to ratify the appointment of our independent auditors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MALONEBAILEY, LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2019.

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are asking stockholders to cast an advisory vote on to approve the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.

While this vote is advisory, and not binding on the Company, it will provide information to our Board and our compensation committee regarding investor sentiment about our executive compensation philosophy, policies and practices. Our Board and our compensation committee value the opinions of our stockholders and, to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and our compensation committee will evaluate whether any actions are necessary to address those concerns.

In considering their vote, stockholders may wish to review with care the information on the Company’s compensation policies and decisions regarding our named executive officers contained in the “Compensation Discussion and Analysis”. As discussed there, our Board believes that our long- term success depends in large measure on the talents of our employees. Our compensation system plays a significant role in our ability to attract, retain, and motivate the highest quality workforce. Our Board believes that its current compensation program achieves the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to cast a non-binding advisory vote “FOR” the following resolution at the 2019 annual meeting:

“RESOLVED, that stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation discussion and analysis, the compensation tables, and any narrative executive compensation disclosure contained in this Proxy Statement.”

Required Vote and Board Recommendation

The advisory vote to approve the compensation of our named executive officers requires the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the proposal. Abstentions will have the effect of a vote against the proposal. Broker non-votes will have no effect on the outcome.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
PROPOSAL 3 REGARDING THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4

ADVISORY VOTE TO DETERMINE THE FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION
In connection with Proposal No. 3 above seeking advisory approval of our executive compensation program, the Dodd-Frank Act also requires that we include in this proxy statement a separate advisory (non-binding) stockholder vote to advise on whether the advisory vote on executive compensation should occur every one, two or three years. You have the option to vote for any one of the three options, or to abstain on the matter. For the reasons described below, our Board of Directors recommends that our stockholders select a frequency of three years, or a triennial vote. We are required to solicit stockholder approval on the frequency of future advisory votes on executive compensation proposals at least once every six years, although we may seek stockholder input more frequently.
Our Board of Directors believes that our current executive compensation programs adequately links executive compensation to our performance and aligns the interests of our executive officers with those of our stockholders. Our Board of Directors believes that, of the three choices, submitting a nonbinding, advisory executive compensation resolution to stockholders every three years is the most appropriate choice. Our compensation program does not change significantly from year to year and is designed to induce performance over a multi-year period. Our Board of Directors believes that stockholder feedback every three years will be more useful as it will provide stockholders with a sufficient period of time to evaluate the overall compensation paid to our named executive officers, the components of that compensation and the effectiveness of that compensation. The amount of compensation and mix of components of such compensation in any one year may differ from year to year, and the three year period will provide stockholders with a more complete view of the amount and mix of that compensation. The triennial advisory vote on executive compensation will also provide stockholders with the benefit of assessing over a period of years whether the components of the compensation paid to our named executive officers have achieved positive results for the Company. A three-year vote cycle also gives the Board of Directors and Compensation Committee sufficient time to thoughtfully consider the results of the advisory vote, to engage with stockholders to understand and respond to the vote results and effectively implement any appropriate changes to our executive compensation policies and procedures.

You may cast your vote on your preferred voting frequency by choosing the option of three years, two years, one year, or abstain from voting when you vote in response to the resolution set forth below.

RESOLVED, that the stockholders of Opiant Pharmaceuticals, Inc. determine, on an advisory basis, that the frequency with which the stockholders of the Company shall have an advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the SEC, is:
Choice 1-every year;
Choice 2-every two years;
Choice 3-every three years; or
Choice 4-abstain from voting.
Required Vote and Board Recommendation
The option of three years, two years or one year that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on the compensation of our named executive officers that has been selected by stockholders. However, because this vote is advisory and is not binding on our Board of Directors, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. Abstentions and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.
This vote may not be construed (1) as overruling a decision by the Company or our Board of Directors or (2) to create or imply any change or addition to the fiduciary duties of the Company or our Board of Directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE OPTION OF “EVERY THREE YEARS” AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K. STOCKHOLDERS ARE NOT VOTING TO APPROVE OR DISAPPROVE THE BOARD OF DIRECTORS’ RECOMMENDATION. STOCKHOLDERS MAY CHOOSE AMONG THE FOUR CHOICES INCLUDED IN THE RESOLUTION SET FORTH ABOVE.

AUDIT COMMITTEE REPORT
The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Opiant Pharmaceuticals, Inc., or the Company, specifically incorporates it by reference in such filing.
The audit committee has reviewed and discussed the Company’s audited consolidated financial statements with management and MaloneBailey LLP, the Company’s independent registered public accounting firm. The audit committee has discussed with MaloneBailey LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board.
The audit committee has received and reviewed the written disclosures and the letter from MaloneBailey LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding MaloneBailey’s communications with the audit committee concerning independence, and has discussed with MaloneBailey its independence.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission.
Respectfully submitted by the members of the audit committee of the Board of Directors:

Thomas T. Thomas (Chair)
Richard Daly
Craig Collard

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis is to provide material information about the Company’s compensation philosophy, objectives and other relevant policies and to explain and put into context the material elements of compensation paid to and earned or received by our Named Executive Officers (our "NEOs"). Further, this Compensation Discussion and Analysis describes and explains the compensation decisions made by the Compensation Committee of our Board of Directors (the "Compensation Committee") for our NEOs and the factors considered in making those decisions.

For the calendar year ended December 31, 2018, our NEOs were:

▪	Dr. Roger Crystal, our Chief Executive Officer ("CEO");

▪	David O'Toole, our Chief Financial Officer ("CFO"); and

▪	Phil Skolnick, our Chief Scientific Officer
Executive Summary
Business Highlights

The Company achieved significant milestones during the year ended December 31, 2018. Highlights for the year include the following:

•	We were awarded a $7.4 million grant from the National Institute for Drug Abuse to fund the development of OPNT003, Nasal Nalmefene.

•
We entered into a contract with Biomedical Advance Research and Development Authority ("BARDA") for $4.6 million for further funding of OPNT003, Nasal Nalmefene to take it through New Drug Application with the United States Food & Drug Administration.

•	A Cantor Fitzgerald analyst initiated coverage in June of 2018.

•	We successfully in-licensed a CB1 Antagonist for the treatment of Acute Cannabinoid Overdose from Sanofi.

•	We entered into a supply agreement with Consort Medical plc for the supply of devices for OPNT003, Nasal Nalmefene.

•	We completed enrollment of OPNT001, Nasal Naloxone for Bulimia Nervosa and achieved last patient visit in November of 2018

•	We recognized $13.3 million of royalty revenue from our agreement with Adapt Pharmaceuticals from the sale of NARCAN.

•	We completed a financing with net proceeds of approximately $12.7 million, with healthcare focused institutional investors.

•	We completed the commercial assessment project with IQVIA.
Executive Compensation Highlights

We provide what we believe is a competitive total compensation package to our executive management team through a combination of base salary, annual bonuses, long-term incentive compensation in the form of equity awards, a 401k retirement plan and broad-based health and welfare benefit programs.

Based on our overall financial and operational results, the Compensation Committee took the following key actions with respect to the compensation of our NEOs for and during 2018:

•	Base Salary - Approved annual base salary increases ranging from 3.2% to 3.6%, including a base salary increase to $592,368 for our CEO.

•
Annual Cash Bonuses - Approved annual cash bonuses ranging from 83.8% to 85.8% of their target annual cash bonus opportunities, including an annual cash bonus for our CEO in the amount of $243,491, equal to 84.8% of his target annual cash bonus opportunity.

•
Long-Term Incentive Compensation - Granted long-term incentive compensation opportunities in the form of options to purchase shares of our common stock in amounts ranging from approximately $180 thousand to approximately $449 thousand,

•
Employment Agreements - Entered into new employment agreements with our CEO and each of our other NEOs which (i) provide for "at will" employment, (ii) an initial base salary and target annual cash incentive opportunity, both of which are subject to annual review and adjustment and (iii) provide for certain post-employment payments and benefits in the event of certain terminations of employment, including a termination of employment in connection with a change in control of the Company.

Compensation Philosophy and Objectives
The objectives of the Company’s executive compensation program are to attract, motivate and retain our executive officers and align the interests of our stockholders with the interests of our executive officers. In that connection, the Compensation Committee has developed a compensation program, and related policies and practices, which articulate the relationship of corporate performance to executive compensation.
While this Compensation Discussion and Analysis focuses on the compensation of our NEOs, the philosophy and objectives we discuss are generally applicable to all of the Company’s senior management who are not considered executives.
Compensation-Setting Process
Role of the Compensation Committee
The Compensation Committee discharges the responsibilities of our Board of Directors relating to the compensation of our executive officers, including our NEOs. The Compensation Committee has overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies and practices applicable to our CEO, as well as our other executive officers. In addition, the Compensation Committee makes all final decisions regarding the compensation of our executive officers (other than our CEO) and submits recommendations for the compensation of our CEO to the independent members of our Board of Directors, who approve the compensation of our CEO.
Our executive compensation program does not encourage excessive risk taking, but rewards achievement of short-term and long-term financial and strategic objectives through a balanced mix of compensation elements not overly weighted towards the short-term and through the use of multiple performance factors related to both company-wide metrics and individual performance goals. The Compensation Committee then determines adjustments in each element of compensation paid to our CEO and other NEOs based on a review of annually established corporate and individual objectives. These annual objectives help identify achievements made by our executive officers. Increases or decreases in compensation are based on our Compensation Committee’s review of each executive’s performance, as well as other factors including the Compensation Committee’s assessment of the executive officer’s past experience, knowledge, future potential, and the scope of his or her responsibilities.

Role of Chief Executive Officer
In discharging its responsibilities, the Compensation Committee works with members of our management, including our CEO. Our management assists the Compensation Committee by providing information on corporate and individual performance, market compensation data and management’s perspective on compensation matters. The Compensation Committee solicits and reviews our CEO’s recommendations and proposals with respect to adjustments to annual cash compensation, long-term incentive compensation opportunities, program structures and other compensation-related matters for our executive officers (other than with respect to his own compensation).
The Compensation Committee reviews and discusses these recommendations and proposals with our CEO and considers them as one factor in determining the compensation for our executive officers, including our other NEOs. Our CEO recuses himself from, and is not present during, all discussions and decisions regarding his own compensation.
Role of Compensation Consultant
The Compensation Committee engages an external compensation consultant to assist it by providing information, analysis, and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. For 2018, the Compensation Committee engaged Compensia, Inc., a national compensation consulting firm ("Compensia"), as its compensation consultant to advise on executive compensation matters, including competitive market pay practices for our executive officers, and with the data analysis and selection of the compensation peer group. For 2018, the scope of Compensia’s engagement included:

▪	the review and analysis of the compensation for our executive officers, including our CEO and our other NEOs;

▪	review of our compensation peer group; and

▪	support on other ad hoc matters throughout the year.

The terms of Compensia’s engagement include reporting directly to the Compensation Committee and to the Compensation Committee Chair. Compensia also coordinates with our management for data collection and job matching for our executive officers. In 2018, Compensia did not provide any other services to us. The Compensation Committee has evaluated Compensia’s independence pursuant to the listing standards of the NASDAQ and the relevant SEC rules and has determined that no conflict of interest has arisen as a result of the work performed by Compensia.
Compensation Elements
The principal elements of the Company’s executive compensation program in the year ended December 31, 2018 were: (i) base salary, (ii) a cash bonus opportunity; (iii) long-term incentive compensation in the form of equity awards; and (iv) health and welfare benefits.
Base Salary
The Company pays its NEOs base salaries commensurate with the scope of their job responsibilities, individual experience, performance, and the period of time over which they have performed their duties. Typically, base salaries are reviewed annually with adjustments made based upon an analysis of performance and within the factors considered by the Compensation Committee, with input from its compensation consultant and taking into consideration the executive salaries in the Company's compensation peer group. There are no guarantees of base salary adjustments.

Base salary adjustments for our NEOs for the 2019 calendar year were:

Executive	Title	2018 Base Salary	2019 Base Salary	Percentage increase
Roger Crystal	Chief Executive Officer	$574,000	$592,368	3.2%
Phil Skolnick	Chief Scientific Officer	$410,000	$433,120	3.2%
David O’Toole	Chief Financial Officer	$360,000	$372,960	3.6%

Annual Cash Bonus
Annual cash bonuses are awarded to our NEOs based upon corporate and individual performance goals established by management. The Compensation Committee then reviews and recommends these corporate goals to the entire Board for approval, as well as the individual goals for the CEO. These corporate performance goals are established at the beginning of each fiscal year. At the end of each fiscal year achievement of each performance goal is measured by the CEO and then reviewed and approved by the Compensation Committee, with a final approval by the entire Board. The percentage achievement of both the corporate and individual performance goals is the principal factor in determining the amount of bonus, if any, that is paid to our NEOs. In the case of our CEO, the Board reviews and approves his bonus, if any. The Company has not entered into any agreements guaranteeing bonuses for any of its NEOs and cash bonus awards are completely discretionary although each NEO does have a target bonus percentage set forth in his agreement.
The 2018 Corporate goals are listed below:

•	Complete Phase 2 study for Bulimia Nervosa, progress Nasal Nalmefene study and have Alcohol Use Disorder study ready for Phase 2;
•Cash balance of at least $20 million, obtain government funding from NIDA and BARDA;
•Complete in license of NCE, commercialization analysis completed;
•Accounting, IT and quality systems in place;
•Equity research and improved investor relations; and
•Corporate culture and values, performance management system.

The Compensation Committee, with input from management, evaluated the performance against each one of these goals and determined that the corporate achievement of these goals was 84.8%. The Compensation Committee's recommendation was approved by the full Board.
The target bonus, the split between corporate and individual percentages and the 2018 bonus paid are set forth in the table below:

Executive	Title	Target Bonus	Corporate Allocation	Individual Allocation	2018 Bonus
Roger Crystal	Chief Executive Officer	50%	80%	20%	$243,491
Phil Skolnick	Chief Scientific Officer	40%	80%	20%	$140,777
David O’Toole	Chief Financial Officer	40%	80%	20%	$120,730

Long-Term Incentive Compensation
Our long-term incentive compensation opportunities consist of options to purchase shares of our common stock, which are granted in the discretion of the Compensation Committee and, in the case of our CEO, the independent members of our Board of Directors. We believe that granting long-term incentive compensation in the form of equity awards aligns the interest of our individual executive officers with the interests of the Company and our stockholders.

Individual stock option awards are based on the quality and depth of the past and current performance and the potential future contribution and experience of each individual executive officer. Compensation expense, as well as the impact of equity incentive awards on total diluted shares outstanding, is additionally taken into account when determining equity-based grants.
In September of 2017, the 2017 Long-Term Incentive Plan (the "2017 Plan") was approved by a stockholder vote. Stock options granted under the 2017 Plan vest over a period of four years from the date of grant, subject to continued employment as of each vesting date. Stock options previously granted and current grants for 2019 under the 2017 Plan are shown below:

Executive	Title	Previously Granted prior to the 2017 Plan	Previously Granted under the 2017 Plan	2019 Stock Option Grant
Roger Crystal	Chief Executive Officer	725,000	None	13,200
Phil Skolnick	Chief Scientific Officer	200,000	None	13,200
David O’Toole	Chief Financial Officer	None	163,200	33,000

Health and Welfare Benefits

The NEOs participate in employee benefits plans generally available to all full-time employees of the Company on a non-discriminatory basis including medical, dental and vision insurance, a 401(k) savings plan and vacation and sick pay.

Peer Group
For 2018, the Company reviewed the compensation practices of a group of 22 Biotechnology and Pharmaceutical companies. In selecting the peer group for evaluating certain 2018 compensation, the Compensation Committee generally selected biopharmaceutical companies with revenues less than $50 million and market capitalizations between approximately $20 million and $300 million, although there were outliers from these general ranges. The peer group companies examined by the Compensation Committee were as follows:

AcelRX Pharmaceuticals	KemPharm
Adamis Pharmaceuticals	Lipocine
Apricus Biosciences	Marinus Pharmaceuticals
Aragigm	Medicinova
BioDelivery Sciences	Ocular Therapeutics
Celsion	Ovid Therapeutics
Cumberland Pharmaceuticals	SCYNEXIS
CytRX	Sunesis Pharmaceuticals
DURECT	Vivus
Egalet	XOMA
Eleven Biotherapeutics	Zynerba Pharmaceuticals

The Compensation Committee believes it is important to re-evaluate our peer group on a periodic basis due to changes in our level of net sales and market capitalization, as well as changes with respect to individual companies in the prior year’s peer group. Our Compensation Committee and our Board of Directors generally view market capitalization along with revenue and other factors like revenue growth and research and development expenses as important factors in determining the peer group but other factors are also considered such as identifying specialty pharmaceutical companies that our Board of Directors might deem as being similarly situated in some manner such as operational, product or life cycle similarities.

Advisory Vote on Compensation of the Company's NEOs

Our Board of Directors recognizes the fundamental interest our stockholders have in the compensation of our executive officers. At our 2018 Annual Meeting of Stockholders, approximately 92.2% of the votes cast on the stockholder advisory vote of our named executive officers (the "Say-on-Pay Vote") were voted in favor of the compensation of our NEOs. Based upon the results of the Say-on-Pay Vote and its review of our executive compensation program, the Compensation Committee believes that our program, policies, and practices are consistent with our compensation philosophy and objectives (as discussed above) and align the interests of our NEOs with the long-term goals of the Company and the interests of our stockholders.

While the Say-on-Pay Vote is not binding on our Board of Directors, the Compensation Committee, the Company and our Board of Directors will continue to consider the views of our stockholders when conducting reviews of our executive compensation program, as well as other developments during such review.

Based on the results of the stockholder advisory vote of the frequency of future Say-on-Pay Votes conducted at our 2018 Annual Meeting of Stockholders, our Board of Directors determined that the Company will hold Say-on-Pay this year also.

As disclosed in our proxy statement, stockholders will be voting on a proposal at the 2019 annual meeting of stockholders regarding our executive compensation program and policies. Our Compensation Committee will evaluate the results of the vote and determine if any changes to our executive compensation program and policies for Fiscal 2019 compensation will be appropriate.

EXECUTIVE OFFICERS
The following table identifies certain information about our named executive officers as of April 15, 2019. Each executive officer serves at the discretion of our Board of Directors and holds office until his or her successor is duly qualified and hired or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

NAME	AGE	POSITION
Dr. Roger Crystal	42	Chief Executive Officer
David O'Toole	60	Chief Financial Officer
Dr. Phil Skolnick	70	Chief Scientific Officer
Executive Officers
Dr. Roger Crystal has been the Chief Executive Officer and a director of the Company since September 23, 2009. Dr. Crystal is a pioneer in the development of intranasal naloxone treatments for opioid overdose. He led the Company’s development of nasal naloxone for opioid overdose, which led to U.S. Food and Drug Administration (“FDA”) approval, and is the lead inventor on the product’s patents. He is leading the Company's efforts for OPNT003, nasal nalmefene for opioid overdose, including being the Principal Investigator for the $7.4 million NIH grant. He has several years’ experience as a clinician, and began his career as an ENT surgeon at Imperial College Healthcare, London. He holds degrees in Medicine and Physiology from the University of Birmingham. He was also awarded Membership of The Royal College of Surgeons of England. He was an Honorary Research Fellow at University College London and has authored of a number of peer-reviewed scientific articles. While completing an MBA at London Business School, he worked for Goldman Sachs in mergers and acquisitions and then consulted for A.T. Kearney specializing in healthcare strategy management until 2010. He served on the Global Business Development Product Acquisition and Licensing team at GE Healthcare where he was responsible for evaluating acquisitions, licensing and partnering deals until 2014. Most recently he served as Chief Business Officer for ImaginAb, a Los Angeles based venture capital backed biotechnology company, developing immuno-oncology imaging agents. In this capacity, he led the company’s turnaround, to establish the strategy for the development of its immune-imaging platform and managed its partnerships, pharmaceutical company engagements and licensing deals.
Dr. Crystal is frequently featured in the media, including national TV appearances on CNN and FOX as an addiction expert. He has also testified at The White House, advising the President’s Commission on Combating Drug Addiction and the Opioid Crisis. He has presented at several academic and industry conferences, including The National Academies of Science
David D. O’Toole was appointed as our Chief Financial Officer in September 2017. He has more than 35 years of experience in the accounting and finance sectors, and for the past 19 years has focused on the medical device, tools, and diagnostics industry. From June 2014 to September 2017, Mr. O’Toole was Senior Vice President and Chief Financial Officer at Soleno Therapeutics, Inc., a public company focused on therapeutics for orphan drug indications. From September 2012 to June 2014, Mr. O’Toole was Senior Vice President and Chief Financial Officer at Codexis, Inc., a public company focused on developing biocatalysts. From May 2010 to August 2012 Mr. O’Toole was Vice President and Chief Financial Officer at Response Genetics, Inc., and served from May 2008 to August 2010 as Executive Vice President and Chief Financial Officer of Abraxis Bioscience, Inc. From 1992 to 2008, Mr. O’Toole worked at Deloitte & Touche LLP, where he served for 12 of those years as a partner. He worked at Arthur Anderson & Co., from 1984 to 1992, as an international tax manager. Mr. O’Toole received his Bachelor of Science, Accounting from the University of Arizona and is a certified public accountant.
Dr. Phil Skolnick was appointed as our Chief Scientific Officer in February 2017. He has more than 45 years of pharmaceutical experience, with leadership positions in academia, government and industry. Prior to Opiant, he served as the Director, Division of Therapeutics and Medical Consequences at the National Institute on Drug Abuse, NIH (2010-2017). He was Chief Scientific Officer (2001-2009) and President (2007-2009) of DOV Pharmaceutical, Inc. He was a Lilly Research Fellow (Neuroscience) at Lilly Research Laboratories (1997-2000). Prior to this, he served as Senior Investigator and Chief, Laboratory of Neuroscience, at the NIH from 1986-1997. He has also served as a Research Professor of Psychiatry at New York University-Langone Medical Center, Research Professor of Psychiatry at the Uniformed Services University of the Health Sciences, Adjunct Professor of Anesthesiology at Johns Hopkins University, and Adjunct Professor of Pharmacology and Toxicology at Indiana University School of Medicine. Throughout his career, he has been attached to more than 550 publications in the fields of molecular and clinical neuropsychopharmacology. Dr. Skolnick received a BS from Long Island University (summa cum laude) and a PhD from the Department of Pharmacology, George Washington University School of Medicine. He has been awarded a DSc, honoris causa from Long Island University and the University of Wisconsin-Milwaukee.

EXECUTIVE COMPENSATION
The Summary Compensation Table below sets forth information regarding the compensation awarded to or earned by our named executive officers during the year ended December 31, 2018, the five-month period ended December 31, 2017 and the year ended July 31, 2017.

Name and principal position	Year ended (10)	Salary	Bonus	Option Awards (1)	All other Compensation		Total
Dr. Roger Crystal, Chief Executive Officer (9)	7/31/2017	$567,892	$820,000	—	$50,286		$1,387,892
	12/31/2017	$272,135	$219,836	—	$9,804		$491,971
	12/31/2018	$574,000	$243,491	—	$560,681	(5)	$1,378,172
Dr. Michael Sinclair, Director (2) (9)	7/31/2017	$355,918	$193,000	—	—		$548,918
	12/31/2017	$143,833	—	—	—		$143,833
	12/31/2018	—	—	—	—		—
David O'Toole, Chief Financial Officer (3)	12/31/2017	$109,000	$36,595	$5,400,000	$54,428		$5,590,594
	12/31/2018	$360,000	$120,730	$327,888	$58,519	(6)	$867,137
Dr. Phil Skolnick, Chief Scientific Officer	7/31/2017	$199,305	—	$1,600,000	$41,538		$1,839,305
	12/31/2017	$187,917	$116,117	—	$5,125		$304,034
	12/31/2018	$410,000	$140,778	—	$263,308	(7)	$814,086
Kevin Pollack, Chief Financial Officer (4)	7/31/2017	$541,598	$767,500	—	$27,286		$1,309,098
	12/31/2017	$94,277	—	—	$1,613,192		$1,707,469
	12/31/2018	—	—	—	$961,667	(8)	$961,667
(1) The amounts in this column reflect the aggregate grant date fair value of each option award granted, computed in accordance with FASB ASC Topic 718. The table below lists the aggregate number of shares and additional information with respect to the outstanding option awards held by each of our named executive officers.
(2) Dr. Sinclair resigned as Executive Chairman as of December 31, 2017. He remains a Director.
(3) Mr. O'Toole was appointed Chief Financial Officer in September 2017
(4) Mr. Pollack resigned as Chief Financial Officer in September 2017
(5) Other compensation includes: (a) $15,458 contributed by the Company to Dr. Crystal’s 401(k) account; (b) $26,948 in costs paid by the Company related to Dr. Crystal’s health, vision and dental insurance; (c) $5,000 in costs paid by the Company related to Dr. Crystal’s life insurance; (d) $513,000 in compensation related to the exercise of stock options and (e) $1,000 in other benefits.
(6) Other compensation includes: (a) $17,500 contributed by the Company to Mr. O'Toole’s 401(k) account; (b) $34,769 in costs paid by the Company related to Dr. O'Toole’s health, vision and dental insurance; (c) $5,000 in costs paid by the Company related to Mr. O'Toole’s life insurance and (d) $1,000 in other benefits.
(7) Other compensation includes: (a) $15,791 contributed by the Company to Dr. Skolnick’s 401(k) account; (b) $0 in costs paid by the Company related to Dr. Skolnick’s health, vision and dental insurance; (c) $5,000 in costs paid by the Company related to Dr. Skolnick’s life insurance: (d) $242,269 in compensation related to the exercise of stock options and (e) $248 in other benefits
(8) Other compensation includes: (a) $961,667 of a Separation Payment as provided in the Separation Agreement
(9) On March 31, 2017, Dr. Sinclair and Dr. Crystal each voluntarily (i) entered into separate employment agreement acknowledgements whereby they elected to forfeit, unconditionally and irrevocably, $175,498.32 and $586,328.97, respectively, of certain owed amounts pursuant to their respective existing employment agreements, representing 35% of the total compensation currently owed to each of Dr. Sinclair and Dr. Crystal; and (ii) elected to forfeit, unconditionally and irrevocably, 680,000 and 825,000 shares of Common Stock underlying stock options and warrants previously issued by the Company, respectively, representing approximately 55% of the total number of options previously issued by the Company to each of Dr. Sinclair and Dr. Crystal.

(10) On December 8, 2017, the Board of Directors, acting pursuant to Section 5.1 of the Company’s Bylaws, approved a resolution changing the Company’s fiscal year-end from July 31 to December 31. We made this change to align our fiscal year end with other companies within our industry. The Form 10-KT, filed on March 7, 2018 covered the period August 1, 2017 through December 31, 2017.
Employment Agreements
We have entered into employment agreements with our named executive officers. The employment agreements provide for “at-will” employment and set forth the terms and conditions of employment, including annual base salary, target bonus opportunity, equity compensation, severance benefits and eligibility to participate in our employee benefit plans and programs. In connection with their employment, our named executive officers were each also required to execute our standard proprietary information and inventions agreement. The material terms of these employment agreements are summarized below. These summaries are qualified in their entirety by reference to the actual text of the employment agreements, which were filed as exhibits to the Current Report on Form 8-K that was filed with the SEC on January 16, 2018.
The Crystal Employment Agreement

The Company is party to that certain Employment Agreement with Dr. Roger Crystal, the Company’s Chief Executive Officer, dated November 26, 2012, as amended on December 31, 2012, December 31, 2013 and April 12, 2016 (as amended, the “Crystal Employment Agreement”). The April 12, 2016 amendment to the Crystal Employment Agreement extends the term of Dr. Crystal’s employment with the Company through December 31, 2017. During the five-month period ended December 31, 2017, under the Crystal Employment Agreement, Dr. Crystal was to receive an annual base salary of $593,750.

On January 11, 2018, upon recommendation from the compensation committee (the "Compensation Committee") of the board of directors (the "Board") of Opiant Pharmaceuticals, Inc. (the "Company") and approval by the Board on January 4, 2018, the Company entered into an Executive Employment Agreement (the “Crystal Agreement”) with Dr. Roger Crystal, pursuant to which Dr. Crystal will continue to serve as the Company’s President and Chief Executive Officer. The Crystal Agreement became effective January 11, 2018, and will continue until it is terminated pursuant to its terms. Dr. Crystal will receive an annual base salary of $574,000, be eligible for an annual cash bonus to be determined by the Compensation Committee, with a target of up to 50% of Dr. Crystal's base salary for each applicable fiscal year, and be eligible to participate in the Company's 2017 Long-Term Incentive Plan or other equity incentive plans as the Company may adopt. The Crystal Agreement contains restrictive covenants concerning confidentiality, non-solicitation and non-competition.

The Crystal Agreement may be terminated by Dr. Crystal or the Company at any time for any reason. In the event Dr. Crystal’s employment is terminated by the Company without Cause, or by Dr. Crystal for Good Reason (each as defined in the Crystal Agreement), Dr. Crystal will receive, provided that Dr. Crystal executes a Release (as defined in the Crystal Agreement), severance consisting of: (i) continued payments of his base salary then in effect for twelve (12) months following his date of termination, (ii) a lump-sum cash payment equal to 100% of his base salary then in effect, (iii) continued health coverage for twelve (12) months, in each case subject to the terms of the Crystal Agreement. In the event of Dr. Crystal's death or disability during the term of the Crystal Agreement, Dr. Crystal shall be entitled to any accrued amounts payable pursuant to the Crystal Agreement plus any earned but unpaid bonuses.

In the event that Dr. Crystal’s employment is terminated by the Company without Cause within two (2) years of a Change in Control (as defined in the Crystal Agreement), Dr. Crystal will receive: (i) an amount equal the sum of: (a) 150.00% of his base salary then in effect; and (b) with respect to his bonus, 150.00% of his base salary then in effect, payable in equal installments over twenty-four (24) months, (ii) continued health coverage for eighteen (18) months, and (iii) provided that Dr. Crystal signs a Release, full vesting of all stock options and other equity-based awards that have not vested, in each case subject to the terms of the Crystal Agreement.
The O'Toole Employment Agreement
On January 11, 2018, upon recommendation from the Compensation Committee and approval by the Board on January 4, 2018, the Company entered into an Executive Employment Agreement (the “O’Toole Agreement”) with Mr. David O’Toole, pursuant to which Mr. O’Toole will continue to serve as the Company’s Chief Financial Officer. The O’Toole Agreement became effective January 11, 2018, and will continue until it is terminated pursuant to its terms. Mr. O’Toole will receive an annual base salary of $360,000, be eligible for an annual cash bonus to be determined by the Compensation Committee, with a target of up to 40% of Mr. O'Toole's base salary for each applicable fiscal year, and be eligible to participate in the Company's 2017 Long- Term Incentive Plan or other equity incentive plans as the Company may adopt. The O'Toole Agreement contains restrictive covenants concerning confidentiality, non-solicitation and non-competition.

The O’Toole Agreement may be terminated by Mr. O’Toole or the Company at any time for any reason. In the event Mr. O’Toole’s employment is terminated by the Company without Cause, or by Mr. O’Toole for Good Reason (each as defined in the O’Toole Agreement), Mr. O’Toole will receive, provided that Mr. O'Toole executes a Release (as defined in the O’Toole Agreement), severance consisting of: (i) continued payments of his base salary then in effect for twelve (12) months following his date of termination, (ii) a lump-sum cash payment equal to 100% of his base salary then in effect, (iii) continued health coverage for twelve

(12) months, in each case subject to the terms of the O’Toole Agreement. In the event of Mr. O'Toole's death or disability during the term of the O'Toole Agreement, Mr. O'Toole shall be entitled to any accrued amounts payable pursuant to the O'Toole Agreement plus any earned but unpaid bonuses.

In the event that Mr. O’Toole’s employment is terminated by the Company without Cause within two (2) years of a Change in Control (as defined in the O’Toole Agreement), Mr. O’Toole will receive: (i) an amount equal the sum of: (a) 100.00% of his base salary then in effect; and (b) with respect to his bonus, 100.00% of his base salary then in effect, payable in equal installments over twenty-four (24) months, (ii) continued health coverage for twelve (12) months, and (iii) provided that Mr. O’Toole signs a Release, full vesting of all stock options and other equity-based awards that have not vested, in each case subject to the terms of the O’Toole Agreement.

The Skolnick Employment Agreement

On January 11, 2018, upon recommendation from the Compensation Committee and approval by the Board on January 4, 2018, the Company entered into an Executive Employment Agreement (the “Skolnick Agreement”) with Dr. Phil Skolnick, pursuant to which Dr. Skolnick will continue serve as the Company’s Chief Medical Officer. The Skolnick Agreement became effective January 11, 2018, and will continue until it is terminated pursuant to its terms. Dr. Skolnick will receive an annual base salary of $410,000, be eligible for an annual cash bonus to be determined by the Compensation Committee, with a target of up to 40% of Dr. Skolnick's base salary for each applicable fiscal year, and be eligible to participate in the Company's 2017 Long-Term Incentive Plan or other equity incentive plans as the Company may adopt. The Skolnick Agreement contains restrictive covenants concerning confidentiality, non-solicitation and non-competition.

The Skolnick Agreement may be terminated by Dr. Skolnick or the Company at any time for any reason. In the event Dr. Skolnick’s employment is terminated by the Company without Cause, or by Dr. Skolnick for Good Reason (each as defined in the Skolnick Agreement), Dr. Skolnick will receive, provided that Dr. Skolnick executes a Release (as defined in the Skolnick Agreement), severance consisting of: (i) continued payments of his base salary then in effect for twelve (12) months following his date of termination, (ii) a lump-sum cash payment equal to 100% of his base salary then in effect, (iii) continued health coverage for twelve (12) months, in each case subject to the terms of the Skolnick Agreement. In the event of Dr. Skolnick's death or disability during the term of the Skolnick Agreement, Dr. Skolnick shall be entitled to any accrued amounts payable pursuant to the Skolnick Agreement plus any earned but unpaid bonuses.

In the event that Dr. Skolnick’s employment is terminated by the Company without Cause within two (2) years of a Change in Control (as defined in the Skolnick Agreement), Dr. Skolnick will receive: (i) an amount equal the sum of: (a) 100.00% of his base salary then in effect; and (b) with respect to his bonus, 100.00% of his base salary then in effect, payable in equal installments over twenty-four (24) months, (ii) continued health coverage for twelve (12) months, and (iii) provided that Dr. Skolnick signs a Release, full vesting of all stock options and other equity-based awards that have not vested, in each case subject to the terms of the Skolnick Agreement.

Outstanding equity awards at December 31, 2018

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2018.

		Number of Securities underlying Options			Option Exercise Price	Option Expiration Date
Name	Grant date	Exercisable		Unexercisable
Dr. Roger Crystal	12/30/2013	75,000		—	$6.00	12/30/2023
Dr. Roger Crystal	6/15/2014	150,000		—	$5.00	6/14/2024
Dr. Roger Crystal	10/27/2015	450,000		—	$7.25	10/26/2025
David O'Toole	6/11/2017	46,875	(1)	103,125	$36.00	9/11/2027
David O'Toole	1/4/2018	—	(1)	13,200	$24.84	1/3/2028
Phil Skolnick	2/6/2017	122,220	(2)	77,780	$9.00	2/5/2027

(1) The shares subject to the stock option vest over a four-year period as follows: 25% of the shares underlying the options vest on the one year anniversary of the grant date and thereafter 1/48th of the original balance of the shares vest each monthly subject to the continued service with us through each vesting date.
(2) The shares subject to the stock option vest as follows: (i) 100,000 shares of Common Stock vest on the eighteen month anniversary of the grant date; (ii) 5,555 shares of Common Stock vest on each of the nineteen, twenty, twenty-one, twenty-two, twenty-three, twenty-four, twenty-five and twenty-six month anniversaries of the date of grant; and (iii) 5,556 shares of Common Stock vest on each of the twenty-seven, twenty-eight, twenty-nine, thirty, thirty-one, thirty-two, thirty-three, thirty-four, thirty-five and thirty-six month anniversaries of the grant date.

Compensation Committee Report

The information contained in the following Compensation Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Compensation Committee reviewed the Compensation Discussion and Analysis, along with the Executive Compensation, and discussed its contents with our management. Based on the review and discussions, the Compensation Committee has recommended that the Compensation Discussion and Analysis and Executive Compensation be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2018.

Respectfully submitted by the members of the compensation committee of the Board of Directors:

Ann MacDougall (Chair)
Thomas T. Thomas
Richard Daly

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock at April 15, 2019, for:
•each of our directors;
•each or our named executive officers
•all of our current directors and executive officers as a group; and
•each person, or group of affiliated persons, who beneficially owned more than 5% of our Common Stock.

We have determined beneficial ownership in accordance with the rules of the Securities Exchange and Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of Common Stock that they beneficially owned, subject to applicable community property laws.
Applicable percentage ownership is based on 3,925,361 shares of Common Stock outstanding as of March 15 , 2019, as reported on our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 21, 2019.
For purposes of computing the percentage of outstanding shares of the Company’s Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of April 15, 2019 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.
The Company has entered into an agreement with Kevin Pollack that restricts his ability to exercise certain vested options to the extent that such exercise would cause Mr. Pollack’s beneficial ownership to exceed 4.99% of our Common Stock. Absent such agreement, Mr. Pollack would beneficially own 952,820 shares, representing 19.55% of our Common Stock.
Unless otherwise specified, the address of each of the persons set forth below is to the care of the Company at the address of: 201 Santa Monica Blvd., 5th Floor, Santa Monica, California 90401.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	%
5% Stockholders
Dr. Michael Sinclair (1)	775,170	17.22%
Dr. Roger Crystal (2)	634,850	13.95%
Stonepine Capital Management LLC (3)	357,960	9.12%
Moorehead LLC (4)	278,800	5.94%
Geoffrey Wolf (5)	236,650	5.86%

Named Executive Officers and Directors
Dr. Michael Sinclair (1)	775,170	17.22%
Dr. Roger Crystal (2)	634,850	13.95%
Ann MacDougall (6)	30,834	*
Dr. Gabrielle Silver (7)	25,834	*
Thomas Thomas (8)	10,834	*
Richard Daly (9)	1,667	*
Craig Collard (10)	—	*
David O'Toole (11)	79,753	1.99%
Phil Skolnick (12)	96,927	2.41%
All current directors and current executive officers as a group (9 persons) (13)	1,655,869	30.88%

* Less than 1%
(1)This amount includes: (1) zero shares of Common Stock issuable upon the exercise of warrants; (2) 575,000 shares of Common Stock issuable upon exercise of stock options; (3) 40,720 shares held in certificate form directly by Dr. Sinclair; (4) 27,450 shares held in certificate form indirectly by: (i) Proton Therapy USA, a entity owned jointly by Dr. Sinclair and his son (5,000 shares); (ii) one pension fund (10,000 shares); (iii) a second pension fund (2,000 shares); (iv) Clearsearch Ltd., an entity who holds the shares for the benefit of Dr. Sinclair (2,650 shares); and (v) Eastkings Pension Fund, an entity which holds the shares for the benefit of Dr. Sinclair’s wife (7,800 shares); (5) 92,000 shares held in electronic form for the benefit of Dr. Sinclair; (6) 10,000 shares held by Dr. Sinclair as nominee for Penelope Sinclair and (7) 30,000 shares held by the Sinclair Montrose Trust Ltd.
(2)This amount includes: (1) zero shares of Common Stock issuable upon the exercise of warrants, (2) 626,375 shares of Common Stock issuable upon the exercise of stock options, and (3) 8,475 shares of Common Stock.
(3)This amount includes 357,960 shares of Common Stock,
(4)This amount includes 278,500 shares of Common Stock issuable upon the exercise of warrants.
(5)This amount includes: (1) zero shares of Common Stock issuable upon the exercise of warrants, (2) 112,500 shares of Common Stock issuable upon exercise of stock options, and (3) 124,150 shares of Common Stock.
(6)This amount includes: (1) 25,834 shares of Common Stock issuable upon the exercise of stock options, and (2) 5,000 shares of Common Stock.
(7)This amount includes 25,834 shares of Common Stock issuable upon the exercise of stock options.
(8)This amount includes 10,834 shares of Common Stock issuable upon the exercise of stock options.
(9)This amount includes 1,667 shares of Common Stock issuable upon the exercise of stock options.
(10)This amount includes zero shares of Common Stock issuable upon the exercise of stock options.
(11)This amount includes: (1) 73,738 shares of Common Stock issuable upon the exercise of stock options, and (2) 6,015 shares of Common Stock.
(12)This amount includes 96,927 shares of Common Stock issuable upon the exercise of stock options.
(13)This amount includes: (1) zero shares of Common Stock issuable upon the exercise of warrants, (2) 1,436,209 shares of Common Stock issuable upon the exercise of stock options, and (3) 219,660 shares of Common Stock.

Equity Compensation Plan Information

The following table provides equity compensation plan information as of December 31, 2018.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Plan Category

Equity compensation plans approved by security holders
	343,550	$28.97	157,881

Equity compensation plans not approved by security holders
	2,885,500	$7.3	N/A

RELATED PARTY TRANSACTIONS

The following are the related party transactions in which the Company has engaged since August 1, 2016:
The Company used office space provided by Dr. Michael Sinclair in London, England and Dr. Phil Skolnick in Maryland free of charge and used office space by Mr. Kevin Pollack, our prior Chief Financial Officer up until he resigned in September 2017, in New York City, New York, free of charge.
Policies and Procedures for Related Party Transactions
All of our directors and officers complete a directors’ and officers’ questionnaire in the first quarter of each fiscal year, in which they are asked to disclose family relationships and other related party transactions. Our Board must review and approve or ratify all related party transactions, as defined in Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended. In examining related party transactions, our Board considers whether any of our directors, officers, holders of more than five percent (5%) of our voting stock, or any immediate family members of the foregoing persons and any other persons whom the Board determines to be related parties, have a conflict of interest where an individual may have a private interest which interferes with or appears to interfere with our interests. In determining whether to approve or ratify a related party transaction, the Board will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable to us than terms generally available to us from an unaffiliated third-party under the same or similar circumstances, and the extent of the related party’s interest in the transaction.
Indemnification Agreements

We have also entered into indemnification agreements with our directors and certain of our executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Employment Agreements

We have entered into employment agreements with certain of our executive officers and directors relating to their hiring or separation. See the section titled and “Executive Compensation – Offer Letters and Employment Agreements”.

Equity Issuances and Grants

We have granted stock options to our named executive officers and certain of our directors. See the section titled “Executive Compensation –Summary Compensation Table” for a description of these stock options.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our outstanding shares of Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership in our Common Stock and other equity securities. Specific due dates for these records have been established, and we are required to report any failure in the year ended December 31, 2018 to file by these dates.
Based solely upon a review of copies of such forms filed on Forms 3 and 4, and amendments thereto furnished to us, we believe that, for the year ended December 31, 2018, all of our directors and executive officers and persons who own more than 10% of our outstanding shares of Common Stock were in compliance with their respective Section 16(a) filing requirements.

Householding of Annual Meeting Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice or set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. Under this process, stockholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the proxy materials for all stockholders having that address. The proxy materials for each stockholder will include that stockholder’s unique control number needed to vote his or her shares.
If you would like to receive a separate Notice, please contact our investor relations department at our offices located at 201 Santa Monica Boulevard, 5th Floor, Santa Monica, California 90401, telephone (424) 252-4756.
For those stockholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those stockholders notifies us, in the same manner described above, that they wish to receive a printed copy for each stockholder at that address.
If you are a beneficial owner, you can request information about householding from your broker, bank or nominee.

Other Matters
The Board does not know of any matters to be presented at the Annual Meeting other than those listed in this proxy statement. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.
To the extent that information contained in this proxy statement is within the knowledge of persons other than our management, we have relied on such persons for the accuracy and completeness thereof.
This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2018 is available in the “Investor Relations” section of our website at http://www.opiant.com. Alternatively, upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, we will mail, at no charge to the stockholder, a copy of our Annual Report on Form 10-K for the year ended December 31, 2018, including the financial statements and schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act, for Opiant Pharmaceutical, Inc.’s most recent fiscal year. Requests from beneficial owners of our voting securities must set forth a good faith representation that, as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting. Written requests for such report should be directed to:

Opiant Pharmaceuticals, Inc.
Attention: Mr. David O'Toole
201 Santa Monica Boulevard, 5th Floor
Santa Monica, CA 90401

If you would like us to send you a copy of the exhibits listed on the exhibit index of the Annual Report on Form 10-K for the year ended December 31, 2018, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.
You are asked to advise us if you intend to attend the Annual Meeting. You are urged to complete, sign, date and return your proxy card promptly to make certain your shares will be voted at the Annual Meeting. Also, the proxy card contains instructions for record holders who want to vote their shares via the telephone. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

Where you can find more Information
This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Opiant Pharmaceuticals, Inc., 201 Santa Monica Boulevard, 5th Floor, Santa Monica, California 90401 or (310) 598-5410. Please note that additional information can be obtained from our website at http://www.opiant.com/.
We file annual reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:
Public Reference Room Office 100 F Street, N.E. Room 1580
Washington, District of Columbia 20549
You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

ANNUAL MEETING OF STOCKHOLDERS OF

OPIANT PHARMACEUTICALS, INC.

June 12, 2019

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material, statements and other eligible documents online, while reducing costs, clutter and paper waste.
Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.astproxyportal.com/ast/21992/

Please sign, date and mail your proxy card in the
envelope provided as soon as possible.

â	Please detach along perforated line and mail in the envelope provided.					â
■	20033040000000001000 4	061219				■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED NOMINEES, "FOR" PROPOSALS 2 AND 3, AND “EVERY THREE YEARS” FOR PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

☒

1. Election of Directors:	NOMINEE:
☐ FOR THE NOMINEES	¡ Dr. Roger Crystal			FOR	AGAINST	ABSTAIN
☐ WITHHOLD AUTHORITY FOR THE NOMINEES	¡ Ann MacDougall	2. Ratification of Independent Registered Public Accounting Firm. 3. Advisory vote to approve our Executive Compensation		☐	☐	☐
☐ FOR ALL EXCEPT				☐	☐	☐
			EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN FROM VOTING
		4. Advisory vote to determine frequency of the vote on executive compensation	☐	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3, AND EVERY THREE YEARS FOR PROPOSAL 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
		☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING			☐

Signature of Stockholder :	Date:	Signature of Stockholder:			Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person

OPIANT PHARMACEUTICALS, INC.
Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Stockholders

The undersigned hereby appoints Dr. Roger Crystal and David O'Toole or any one of them, attorneys with full power of substitution and revocation to each, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote the shares of the undersigned in Opiant Pharmaceuticals, Inc., as indicated on the proposals referred to on the reverse side hereof at the annual meeting of its shareholders to be held on June 12, 2019, and at any adjournments thereof, and in their or his discretion upon any other matter which may properly come before said meeting.

(Continued and to be signed on the reverse side.)